UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave
Suite 126
Midland Texas, 79701
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Copies to:
D. Grant Seabolt, Jr., Esq.
Seabolt Law Group
2101 Cedar Springs Rd., Suite 1050
Dallas, Texas 75201
Phone: (214) 871-5079
Fax: (214) 347-0578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	OTHER EVENTS
Director Investment

On April 30, 2012, the Company initiated an offering to raise additional working capital, wherein the Company is offering to sell up to 4,000,000 units (the “Units”) to persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) at a price equal to $0.05 per Unit. Each Unit, consisting of (a) one share of restricted Common Stock of the Company, par value $.001 per share (“Common Stock”), and (b) a warrant (“Warrant”) to purchase, at any time prior to the second anniversary of the date of issuance 1.5 shares of Common Stock at an exercise price equal to $0.20 per share (the “Warrant Shares”).  A copy of the Subscription Agreement is attached as Exhibit 99.1.1 and of the Form of Warrant as Exhibit 99.1.2.

Company, Director, Bill Carter, on May 04, 2012 subscribed to 500,000 units by investing $25,000.00.  As a result of Mr. Carter’s subscription, he is to be issued 500,000 shares of the Company’s common stock and warrants to purchase up to 750,000 shares of the Company’s stock at $0.20 per share.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

99.1.1	Form of Subscription Agreement

99.1.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: May 10, 2012	By:	/s/Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer